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CUSIP NO. 458727104                       13G                      Page 11 of 13
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                                    EXHIBIT 1

                  AGREEMENT AS TO JOINT FILING OF SCHEDULE 13G

Dominique Bellanger, Steve Harter and William B. Bunting (the "Filing Persons") hereby agree to file jointly the Schedule 13G to which this Joint Filing Agreement is attached and any amendments thereto, as permitted by Rule 13d-1 promulgated under the Securities Exchange Act of 1934, as amended. Each of the Filing Persons agrees that the information set forth in such Schedule 13G and any amendments thereto with respect to that Filing Person will be true, complete and correct as of the date of that Schedule 13G or that amendment, to the best of that Filing Person's knowledge and belief, after reasonable inquiry. Each of the Filing Persons makes no representations as to the accuracy or adequacy of the information set forth in the Schedule 13G or any amendments thereto with respect to any other Filing Person. Each of the Filing Persons shall notify the other Filing Persons promptly if any of the information set forth in the
Schedule 13G or any amendments thereto becomes inaccurate in any material respect or if that person learns of information which would require an amendment to the Schedule 13G.

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CUSIP NO. 458727104                       13G                      Page 12 of 13
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        IN WITNESS WHEREOF, the undersigned have executed this Joint Filing
Agreement as of the 23rd day of June, 2003.

                                              Dominique Bellanger

                                              By: /s/ Dominique Bellanger
                                                  ------------------------------
                                                  Name: Dominique Bellanger
                                                  Title:

                                              Steve Harter

                                              By: /s/ Steve Harter
                                                  ------------------------------
                                                  Name: Steve Harter
                                                  Title:

                                              William B. Bunting

                                              By: /s/ William B. Bunting
                                                  ------------------------------
                                                  Name: William B. Bunting
                                                  Title: